EXHIBIT 99.4
Quanta Services / InfraSource Services Merger
Frequently Asked Questions
About the Merger
1.	What is Quanta’s strategy and how does InfraSource further this strategy?
–	Quanta’s overall strategy is to be a premier infrastructure services provider in the country by offering the most skilled, flexible workforce, advanced equipment, innovative technologies and proprietary methodologies to its customers.

–	The addition of InfraSource will allow Quanta to provide expanded service offerings from design and engineering, to construction and maintenance, to energized services and emergency restoration to our customers.

–	The company’s increased scale will give the company the flexibility to meet the evolving demands of the electric transmission and distribution, natural gas, telecommunications and broadband cable television industries.
2.	What does InfraSource add to Quanta? What does InfraSource gain from Quanta?
–	InfraSource complements and enhances Quanta’s capabilities in numerous areas of the business, including:
•	Transmission and distribution installation and maintenance capabilities

•	Substation engineering services

•	Gas distribution capabilities

•	Industrial service offerings in key Gulf of Mexico region

•	Unique dark fiber leasing business
–	The combined company will enable InfraSource customers access to Quanta’s capabilities and services including:
•	Nationwide transmission & distribution services

•	A diverse and comprehensive set of infrastructure solutions

•	Leading emergency restoration resources

•	Quanta’s exclusive and proprietary robotic arm

•	Patented energized methodologies

•	Nationwide telecommunications installation and maintenance capabilities
3.	How did this transaction come about?
–	Both companies have experienced success and secured strong financial and industry positions. As the industries both companies serve face growing infrastructure requirements and customers increase reliance on outside service providers, demand for infrastructure services continues to grow.

–	In evaluating their response to this increasing demand, both Quanta and InfraSource evaluated many options to effectively meet their customers increasing need for infrastructure services. Quanta determined that InfraSource’s geographic scope and service offering provided a strong complement to Quanta’s capabilities, resources and culture.

–	InfraSource also determined that Quanta’s scale of resources and geographic reach would provide an excellent platform to extend its service offerings.

–	After careful consideration and evaluation of the merits of such a combination over the last several months, both companies determined that this transaction would be a unique opportunity for Quanta and InfraSource, as well as their stockholders, employees and customers.
4.	Why is this the right time for this combination?
–	The combined company will have the increased scale and enhanced resources to take advantage of current market dynamics, which include:
•	The Energy Policy Act of 2005, which drives increased investment in infrastructure, and therefore, more opportunities for Quanta to partner with customers to address the growing need to enhance North America’s power delivery system.

•	The increase in outsourcing of infrastructure construction and maintenance functions by utilities.

•	The expected double-digit growth rate for the transmission segment of the electric power industry over the next 5-7 years.

•	Convergence of services (“triple play” — voice/video/data) has created a growth in demand for bandwidth, spurred significant investment and elevated the need to push fiber closer to the home.

•	FTTx initiatives continue to gain momentum as the RBOCs (Regional Bell Operating Companies) implement aggressive deployment schedules

•	Companies continue to explore and test new technologies (and increase spending) to meet growing demand for dynamic products and services
5.	How does this transaction impact Quanta’s geographic footprint?
–	The combined company will have a broad national footprint, reaching every U.S. state and Canada.
6.	How much is the company expecting to receive in synergies and over what time period?
–	While we anticipate cost synergies as a result of the transaction, the strategy is focused on enhancing our service capabilities, expanding our geographic reach and adding strategic sources of revenues.

–	We believe the transaction will result in cost and operational synergies of approximately $20 million in 2008.

–	We expect to identify and realize additional synergies, including increased sales opportunities in 2008 and beyond.
7.	Will the transaction be accretive to Quanta’s earnings?
–	We expect the transaction to be accretive to earnings per share in 2008.

8.	How much goodwill will result from this transaction?
–	As we proceed to closing, we will be valuing the goodwill and amortizable intangible assets arising from the transaction. These amounts can not be determined until closing.
9.	Are there any regulatory/legislative hurdles to complete the transaction?
–	We will be required to obtain certain regulatory approvals in connection with the transaction, including from the Securities and Exchange Commission as well as under Hart-Scott-Rodino, which is a routine part of every large acquisition.

–	We expect to receive all required regulatory approvals and close the transaction during the third quarter of 2007.
10.	Does the transaction require Quanta stockholder approval? InfraSource stockholder approval?
–	The transaction requires the approval by both Quanta and InfraSource stockholders.
11.	When do you expect the transaction to close?
–	We expect the transaction to close during the third quarter of 2007.
12.	Who will hold senior leadership positions in the company?
–	John Colson will remain CEO of Quanta and James Haddox will remain CFO. Quanta’s senior management team and operating unit presidents will also remain in place. Quanta and InfraSource operations, project management leadership and resources will report through this structure.
13.	Will InfraSource’s CEO stay with the company? What about other InfraSource senior executives or directors?
–	David Helwig will become a member of Quanta’s Board of Directors, as will 2 additional members of InfraSource’s Board of Directors and will continue to actively support the business. InfraSource’s corporate functions will become integrated with those of Quanta following a transition period. It is anticipated that InfraSource’s operating leadership will continue as an integral part of the new organization.
14.	Will InfraSource be operated as a separate division/subsidiary of Quanta?
–	No. InfraSource’s operations will be fully integrated into Quanta. It is intended that most of InfraSource’s operating units will continue to operate under their existing names as fully integrated operations within the Quanta organization.
15.	Who were the advisors on the transaction?
–	Credit Suisse Securities (USA) LLC is acting as financial advisor to Quanta, and Akin Gump Strauss Hauer and Feld, LLP is serving as its legal advisor. Citigroup Corporate and Investment Banking is acting as financial advisor to InfraSource and Ballard Spahr Andrews & Ingersoll, LLP is serving as its legal advisor.

Employee Items
16.	How will the workforce be affected by the transaction?
–	Quanta values InfraSource’s employees very highly and considers their ongoing contributions to be essential to the success of the combined company.

–	A significant driver of this transaction is the increasing need for expanded workforce resources in the industries we serve.

–	The vast majority of the workforce will not experience any change and will be able to benefit from being part of the larger company.
17.	Will health and welfare programs change? If so, how?
–	Although there are some differences in the details, both companies offer substantial employee health and welfare benefits. Further evaluations will be performed in order to optimize these programs. It is not anticipated that there will be a material change in the overall level of benefits provided.
18.	Will the AICP (annual incentive compensation) programs change? If so, how?
–	Although somewhat different in their structure, both companies have significant AICP programs which reward their employees based on their performance and contribution to the business. Further evaluations will be completed in order to determine the best way to combine these programs.
19.	Will the ESPP (employee stock purchase plan) continue?
–	Quanta does not currently have an ESPP plan. The InfraSource ESPP will be discontinued as of the end of the current offering period.
20.	Will the DCP (Deferred Compensation Program) continue?
–	Although participation in the DCP will be discontinued as of the closing date of the merger, the DCP will not be terminated and those employees who participated before the closing will be able to receive distributions as set forth in the plan.
21.	What will happen to my InfraSource options?
–	Upon the closing of the merger, InfraSource options will be converted into Quanta options based on the merger exchange ratio as to the number of shares and exercise price. The terms of your option agreements, including vesting, will continue to apply.
22.	What will happen to my InfraSource stock?
–	Upon the closing of the merger, your InfraSource stock, including stock purchased through the ESPP, will be exchanged for Quanta stock at the merger exchange ratio. The terms of your restricted stock agreements, including vesting, will continue to apply.
23.	Will retention be offered for any affected employees? If so, what are the details?
–	A retention program has been developed for those InfraSource corporate personnel whose positions are most likely to be eliminated following transition activities. The vast majority of the workforce will not experience any change.

24.	When will you be able to tell us more on how the merger will affect employees?
–	There are still many items to address before the merger becomes finalized. Be assured that as we obtain additional information which is important to you, we will convey it to all employees through periodic updates on the InfraSource intranet. In addition, an “800” number will be made available or you can send an e-mail to mergerquestions@infrasourceinc.com with any questions. We will publish information through the intranet on a periodic basis. All of InfraSource management is committed to keeping you well informed.
25.	If I get a call from a reporter, analyst or stockholder, what should I say?
–	Only authorized spokespersons can speak to these audiences on behalf of the company. Please direct such inquiries to John Curran (610-480-8022; john.curran@infrasourceinc.com).
Customer and Supplier Items

26.	How will customers be affected by the transaction?
–	Customers will benefit from the combined company’s larger, more flexible workforce, advanced equipment, innovative technologies and proprietary methodologies which will allow Quanta to provide expanded services to address all infrastructure requirements of our customers.

–	The combined company has the ability to provide customers expanded service offerings from design and engineering, to construction and maintenance, to energized services and emergency restoration.
27.	Will this transaction cause any delays in regular or emergency response services?
–	Absolutely not. Customers of both Quanta and InfraSource can expect the same high level of service they’ve always received. Once combined, Quanta’s footprint will be strengthened, enabling the company to respond more effectively in planned and emergency situations.
28.	How will suppliers be affected by the transaction?
–	We do not anticipate that suppliers will see much change in the near term. InfraSource will continue to serve its customers and depend on it suppliers to provide it with materials and supplies.
# # #